UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Frequently Asked QuestionsWhy am I receiving this Notice of Internet Availability?Pursuant to the SEC “Notice and Access” proxy rules, companies are permitted to send the enclosed “Notice” instead of a full printed set of  proxy materials. The Notice gives you instructions on how to view your company’s proxy materials and vote online, or how to receive a full set of  printed materials by mail.There are several advantages to your company sending a Notice instead of a full set of materials, including lowering your company’s costs and  reducing the environmental impact from printing and mailing full sets of proxy materials.How do I view the proxy materials online?Go to www.proxyvote.com/BR and follow the instructions. You will need to enter the number printed on the enclosed Notice in the box marked bythe arrow XXXX XXXX XXXX XXXX .What if I prefer to receive a paper copy of the proxy materials?You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to order a paper copy can be found in the  “Before You Vote” section of the Notice.Can I request to receive my proxy materials for future meetings by e-mail rather than receive a Notice?Yes. The instructions on how to change your preferences so you receive proxy materials for future meetings by e-mail are online at  www.proxyvote.com/BR.How can I vote my shares?You can vote your shares online, by phone or by mail. The “How to Vote” section of the Notice provides detailed information on each of these options.For more information about the SEC Notice and Access proxy rules please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.